UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 3, 2002
  (Date of earliest event reported:  April 1, 2002)

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN 47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Item 4. Changes in Registrant's Certifying Accountant.

On April 1, 2002, the Board of Directors of Cummins Inc. (the "Company") adopted the recommendation of its Audit Committee to replace Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged PricewaterhouseCoopers LLP ("PwC") to serve as independent public accountants for the fiscal year 2002.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 was filed on February 28, 2002. It included Anderson's report on Cummins consolidated financial statements for each of the years December 31, 2001 and 2000. Andersen's report did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and April 1, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During this period there were also no disagreements, which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter in its report on the consolidated financial statements for such years. During the years ended December 31, 2001 and 2000 and through the date hereof, there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K as promulgated by the Securities and Exchange Commission.

Cummins has provided Andersen with a copy of the foregoing disclosures. A letter from Andersen stating its agreement with such disclosures is attached as Exhibit 16 to this report.

During the years ended December 31, 2001, and 2000, and the interim period between December 31, 2001, and April 1, 2002, the Company did not consult with PwC regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter that was either the subject of a disagreement (as described above) or as a reportable event.

Item 7. Financial Statements and Exhibits.

(c ) Exhibits
Exhibit No.	Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 2, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cummins Inc.
By: /s/ Susan K. Carter ______________________________ Susan K. Carter Vice President - Corporate Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 2, 2002